Exhibit 11.1

Computation of net loss per share

                                                                                                             Nine months ended
                                                               Years ended December 31,                          September 30,
                                                        1995             1996             1997             1997             1998
                                                     ----------       ----------       ----------       ----------       ----------
Basic:
Net loss                                            $(1,168,144)     $(6,795,675)     $(5,305,828)     $(4,645,273)    $(18,350,979)

Cumulative Dividends on manditorily
convertible preferred stock                                   0                0                0                0         (275,796)
                                                     ----------       ----------       ----------       ----------       ----------
Net loss applicable to common
stockholders                                        $(1,168,144)     $(6,795,675)     $(5,305,828)     $(4,645,273)    $(18,626,775)
                                                     ==========       ==========       ==========       ==========       ==========
Basic weighted average shares
outstanding                                             420,908        1,049,432        1,086,614        1,079,116        7,610,191
                                                     ==========       ==========       ==========       ==========       ==========


Basic net loss per common share                     $     (2.78)     $     (6.48)     $     (4.88)     $     (4.30)    $      (2.45)
                                                     ==========       ==========       ==========       ==========       ==========

Diluted:
Net loss applicable to common
stockholders                                        $(1,168,144)     $(6,795,675)     $(5,305,828)     $(4,645,273)    $(18,626,775)
                                                     ==========       ==========       ==========       ==========       ==========
Basic weighted average shares
outstanding                                             420,908        1,049,432        1,086,614        1,079,116        7,610,191

Net effect of dilutive securities                             0                0                0                0                0
                                                     ----------       ----------       ----------       ----------       ----------

Diluted weighted average shares
outstanding                                             420,908        1,049,432        1,086,614        1,079,116        7,610,191
                                                     ==========       ==========       ==========       ==========       ==========
Diluted net loss per common share                   $     (2.78)     $     (6.48)     $     (4.88)     $     (4.30)    $      (2.45)
                                                     ==========       ==========       ==========       ==========       ==========